UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §14a-11(c) or Rule 14a-12

FOXHOLLOW TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule, or Registration Statement No.:

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NOTICE OF

2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON June 28, 2006

To our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of FoxHollow Technologies, Inc. (“FoxHollow”). The meeting will be held at our principal executive offices located at 740 Bay Road, Redwood City, California 94063-2469 on Wednesday, June 28, 2006, for the following purposes:

1.	To elect one Class II director to serve for a three-year term that expires at the 2009 Annual Meeting of Stockholders and until his successor has been duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.	To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The meeting will begin promptly at 9:00 a.m., local time, and check-in will begin at 8:30 a.m., local time. Only holders of record of shares of FoxHollow common stock (Nasdaq: FOXH) at the close of business on May 10, 2006 will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

For a period of at least 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose in connection with the Annual Meeting during normal business hours at our principal executive offices located at 740 Bay Road, Redwood City, California 94063-2469.

By order of the Board of Directors,

By:	/s/ John B. Simpson
John B. Simpson
Interim Chief Executive Officer

Redwood City, California

May 22, 2006

YOUR VOTE IS IMPORTANT!

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY USING THE INTERNET OR BY TELEPHONE, IN EACH CASE AS INSTRUCTED ON THE ENCLOSED PROXY CARD, OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES OR CANADA. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

Page
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING	1

Why am I receiving these proxy materials?	1
What is the purpose of the annual meeting?	1
Who is entitled to attend the meeting?	1
Who is entitled to vote at the meeting?	2
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	2
What items of business will be voted on at the meeting?	2
How does the Board of Directors recommend that I vote?	2
What shares can I vote at the meeting?	2
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
How can I vote my shares without attending the meeting?	3
How can I vote my shares in person at the meeting?	3
Can I change my vote?	3
Is my vote confidential?	4
What vote is required to approve each item and how are votes counted?	4
What is a “broker non-vote”?	4
How are “broker non-votes” counted?	5
How are abstentions counted?	5
What happens if additional matters are presented at the meeting?	5
Who will serve as inspector of election?	5
What should I do in the event that I receive more than one set of proxy/voting materials?	5
Who is soliciting my vote and who will bear the costs of this solicitation?	5
Where can I find the voting results of the meeting?	6
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	6

STOCK OWNERSHIP	7

Security Ownership of Certain Beneficial Owners and Management	7
Section 16(a) Beneficial Ownership Reporting Compliance	8

CORPORATE GOVERNANCE AND BOARD MATTERS	10

Director Independence	10
Committees of the Board of Directors	10
Meetings Attended by Directors	11
Consideration of Director Nominees	11
Director Compensation	12
Code of Business Conduct and Ethics	12
Compensation Committee Interlocks and Insider Participation	12
Certain Relationships and Related Transactions	12
Family Relationships	13
Communications with the Board of Directors	13

REPORT OF THE AUDIT COMMITTEE	14

REPORT OF THE COMPENSATION COMMITTEE	15

Compensation Philosophy	15
Compensation Program	15
2005 Compensation for the Former Chief Executive Officer	16

i

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PROXY STATEMENT

FOR

2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON June 28, 2006

The Board of Directors of FoxHollow Technologies, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2006 Annual Meeting of Stockholders to be held on Wednesday, June 28, 2006, beginning at 9:00 a.m., local time, at our principal executive offices located at 740 Bay Road, Redwood City, California 94063-2469, and at any postponements or adjournments thereof. This proxy statement contains important information regarding the meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

In this proxy statement: the terms “we”, “our”, “FoxHollow” and our “Company” each refer to FoxHollow Technologies, Inc.; the term “Board” means our Board of Directors; the term “proxy materials” means this proxy statement, the enclosed proxy card and our Annual Report, which you should read together with our Form 10-K for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission on March 7, 2006; as amended on March 10, 2006; and the term “Annual Meeting” means our 2006 Annual Meeting of Stockholders.

We are sending these proxy materials on or about May 22, 2006 (the “Proxy Date”), to all stockholders of record at the close of business on May 10, 2006 (the “Record Date”).

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION

AND VOTING AT THE ANNUAL MEETING

Why am I receiving these proxy materials?	You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date which was May 10, 2006. As a stockholder of record, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

What is the purpose of the annual meeting?	At our meeting, stockholders of record will vote upon the items of business outlined in the notice of meeting (on the cover page of this proxy statement), each of which is described more fully in this proxy statement. In addition, management will report on the performance of our Company and respond to questions from stockholders.

Who is entitled to attend the meeting?

You are entitled to attend the meeting only if you were a FoxHollow stockholder (or joint holder) of record as of the close of business on May 10, 2006, or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admittance.

Please also note that if you are not a stockholder of record but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

The meeting will begin promptly at 9:00 a.m., local time. Check-in will begin at 8:30 a.m., local time.

Who is entitled to vote at the meeting?	Only stockholders who owned our common stock at the close of business on the Record Date are entitled to notice of and to vote at the meeting, and at any postponements or adjournments thereof.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock at the close of business on the Record Date will constitute a quorum. A quorum is required to conduct business at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What items of business will be voted on at the meeting?

The items of business scheduled to be voted on at the meeting are as follows:

1.      the election of the nominee to serve as Class II director on our Board; and

2.      the ratification of the appointment of our independent registered public accounting firm for the 2006 fiscal year.

These proposals are described more fully below in this proxy statement. As of the date of this proxy statement, the only business that our Board intends to present or knows of that others will present at the meeting is as set forth in this proxy statement. If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

How does the Board of Directors recommend that I vote?	Our Board recommends that you vote your shares “FOR” the director nominee and “FOR” the ratification of independent registered public accounting firm for the 2006 fiscal year.

What shares can I vote at the meeting?	You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to FoxHollow or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting.

Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. Stockholders of record of our common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. FoxHollow stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by the broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope. In addition, if you are a stockholder of record, you may grant a proxy to vote your shares at the annual meeting by telephone, by calling 1-866-540-5760 and following the simple recorded instructions, twenty-four hours a day, seven days a week, at any time prior to 11:59 p.m. on June 27, 2006, the day before the annual meeting. Alternatively, as a stockholder of record, you may vote via the Internet at any time prior to 11:59 p.m. on June 27, 2006, the day before the annual meeting, by going to http://www.proxyvoting.com/foxh and following the instructions to create an electronic ballot. If you vote by telephone or the Internet, you will be required to provide the control number contained on your proxy card. If your shares are held in street name, your proxy card may contain instructions from your broker, bank or nominee that allow you to vote your shares using the Internet or by telephone. Please consult with your broker, bank or nominee if you have any questions regarding the electronic voting of shares held in street name. The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law.

How can I vote my shares in person at the meeting?	Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote?	You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Is my vote confidential?	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within FoxHollow or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to FoxHollow management.

What vote is required to approve each item and how are votes counted?

The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Director. A director nominee receiving a majority of the affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as the Class II director. You may vote either “FOR” or “WITHHOLD” your vote for the director nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of the director will not be voted with respect to the director indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of Independent Registered Public Accounting Firm. For the ratification of the appointment of our independent registered public accounting firm, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for these items of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” our Company’s nominee to the Board and “FOR” ratification of the independent registered public accounting firm, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

What is a “broker non-vote”?	Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. The election of directors and the ratification of the appointment of independent registered public accounting firm are considered routine matters. Therefore, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares

“FOR” our Company’s nominee to the Board and “FOR” ratification of the independent registered public accounting firm. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?	If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the meeting?	Other than the two proposals described in this proxy statement, we are not aware of any other business to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holders, Sanford Fitch (a Director and Chairman of our Audit Committee) and Matthew B. Ferguson (our Chief Financial Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, our nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Who will serve as inspector of election?	We expect a representative of Mellon Investor Services LLC, our transfer agent, to tabulate the votes and act as inspector of election at the meeting.

What should I do in the event that I receive more than one set of proxy/voting materials?	You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each FoxHollow proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?	Your vote is being solicited on behalf of the Board of our Company, and our Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may also engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2006.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the FoxHollow proxy statement for the annual meeting to be held in 2007, the written proposal must be received by the Secretary of FoxHollow at our principal executive offices no later than January 22, 2007. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail next year’s proxy materials. Such proposals also must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the U.S. Securities and Exchange Commission (the “SEC”). Proposals should be addressed to:

Secretary

FoxHollow Technologies, Inc.

740 Bay Road

Redwood City, California 94063-2469

Nomination of Director Candidates: You may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Secretary of FoxHollow at the address of our principal executive offices set forth above. In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by the Bylaws of FoxHollow, as well as a statement by the nominee consenting to being named as a nominee and to serve as a director if elected. In addition, the stockholder must give timely notice to the Secretary of FoxHollow in accordance with the provisions of our Bylaws, which require that the notice be received by the Secretary of FoxHollow no later than January 22, 2007.

Copy of Bylaw Provisions: You may contact the Secretary of FoxHollow at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table provides information relating to the beneficial ownership of FoxHollow common stock as of April 1, 2006, except where otherwise noted, by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•	each of our executive officers named in the summary compensation table on page 23 (our Interim Chief Executive Officer and former Chief Executive Officer and our four other most highly compensated executive officers);

•	each of our directors; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of April 1, 2006 through the exercise of any stock option or other right. The number and percentage of shares beneficially owned is computed on the basis of 24,916,717 shares of FoxHollow common stock outstanding as of April 1, 2006. Shares of our common stock that a person has the right to acquire within 60 days of April 1, 2006 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person or entity named in the table has sole voting and dispositive power with respect to the shares set forth opposite such person’s or entity’s name. The address for those persons for which an address is not otherwise provided is c/o FoxHollow Technologies, Inc., 740 Bay Road, Redwood City, California 94063-2469.

	Beneficial Ownership
Beneficial Owner	Shares	Options Exercisable Within 60 Days	Approximate Percent Owned
Entities affiliated with Capital Research & Management Company (1) 333 South Hope Street 55th Floor Los Angeles, CA 90071	2,580,000	—	10.9%
Entities affiliated with FMR Corp. (2) 82 Devonshire Street Boston, MA 02109	2,253,899	—	9.5
Persons and Entities affiliated with Palo Alto Investors, LLC (3) 470 University Avenue Palo Alto, CA 94301	1,445,766	—	6.1

Named Executive Officers and Directors
John B. Simpson, Ph.D., M.D. (4)	5,973,355	—	24.0
Douglas S. Rohlen	419,908	41,666	1.8
Matthew B. Ferguson	217,686	10,000	*
David L. Martin (5)	52,447	—	*
Robert W. Thomas (6)	3,766	349,795	1.4
William H. Hoffman (7)	3,571	—	*
Ryan D. Drant	515	15,000	*

	Beneficial Ownership
Beneficial Owner	Shares	Options Exercisable Within 60 Days	Approximate Percent Owned
Jeffrey B. Child	1,500	—	*
Sanford Fitch	18,750	—	*
Tomoaki Hinohara, M.D.	15,961	21,250	*
Myrtle S. Potter	—	—	*
All executive officers and directors as a group (11 persons)	6,707,459	437,711	28.2

*	Indicates ownership of less than 1%.
(1)	Based on information reported on a Schedule 13G jointly filed by Capital Research & Management Company and SMALLCAP World Fund, Inc. with the SEC on January 10, 2006. Includes 1,285,000 shares held by SMALLCAP World Fund, Inc. Capital Research & Management Company is an investment advisor to various investment companies, including SMALLCAP World Fund, Inc.
(2)	Based on information reported on a Schedule 13G/A jointly filed by FMR Corp. and Edward C. Johnson III with the SEC on March 10, 2006. Includes 2,152,099 shares held by Fidelity Management & Research Company (“Fidelity”), an investment advisor to various investment companies (the “Fidelity Funds”) and a wholly-owned subsidiary of FMR Corp. Edward C. Johnson III, Chairman of FMR Corp. and FMR Corp., through its control of Fidelity and the Fidelity Funds each has sole power to dispose of the shares held by the Fidelity Funds. Neither Edward C. Johnson III nor FMR Corp. has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity executes the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. Also includes 65,300 shares owned by Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp and 36,500 shares over which Edward C. Johnson III has sole voting and dispositive power.
(3)	Based on information reported on a Schedule 13G jointly filed by Palo Alto Investors, Palo Alto Investors, LLC and William L. Edwards with the SEC on February 14, 2006. Palo Alto Investors, Palo Alto Investors, LLC and William L. Edwards share voting and dispositive power with respect to these shares. Palo Alto Investors is the manager of Palo Alto Investors, LLC. Mr. Edwards is the controlling shareholder and President of Palo Alto Investors.
(4)	Includes 204,733 shares held by FoxHollow, a California Limited Partnership. Dr. Simpson disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Also includes 517,990 shares held in a trust for the benefit of Dr. Simpson’s son of which Dr. Simpson serves as a trustee. Dr. Simpson disclaims beneficial ownership of these shares.
(5)	Based on information available to us as of the last day of Mr. Martin’s employment in February 2006.
(6)	Based on information available to us as of the last day of Mr. Thomas’ employment in January 2006. Includes 1,875 shares held in a trust for the benefit of Mr. Thomas’ daughter over which Mr. Thomas has no voting or dispositive power. Mr. Thomas disclaims beneficial ownership of these shares.
(7)	Based on information available to us as of the last day of Mr. Hoffman’s employment in February 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from reporting persons that no Forms 3, 4 or 5 were required of such persons, we believe that during our fiscal year ended December 31, 2005, all reports were timely filed, with the exceptions noted herein.

One amended Form 3 report was filed by the Simpson Family Trust on August 3, 2005 to report indirect beneficial ownership of an aggregate of 2,107,623 shares of our common stock held directly by De Novo Ventures I, L.P. and De Novo (Q) Ventures I, L.P. that was omitted from the Form 3 report filed by the Simpson Family Trust on October 26, 2004.

One amended Form 4 report was filed by Rita Lynn Simpson on December 2, 2005 to report indirect beneficial ownership of 12,863 shares of our common stock that was omitted from the Form 4 reports filed by Ms. Simpson between June 2, 2005 and December 1, 2005.

One amended Form 4 report was filed by John B. Simpson on December 2, 2005 to report indirect beneficial ownership of 12,863 shares of our common stock that was omitted from the Form 4 reports filed by Dr. Simpson between June 2, 2005 and December 1, 2005.

One amended Form 4 report was filed by Robert W. Thomas on December 5, 2005 to report the purchase of 1,891 shares of our common stock under our Employee Stock Purchase Plan that occurred on November 1, 2005 and was omitted from the Form 4 report filed by Mr. Thomas on November 3, 2005.

One amended Form 4 report was filed by Matthew B. Ferguson on December 12, 2005 to report the purchase of 1,271 shares of our common stock under our Employee Stock Purchase Plan that occurred on November 1, 2005 and was omitted from the Form 4 report filed by Mr. Ferguson on November 10, 2005.

One late Form 4 report was filed by Leslie L. Trigg on February 15, 2006 to report the exercise of an option to purchase 6,000 shares of our common stock that occurred on December 31, 2005.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Our Board of Directors consists of six directors. Our Company’s directors are John B. Simpson, Ryan D. Drant, Jeffrey B. Child, Sanford Fitch, Tomoaki Hinohara and Myrtle S. Potter. Ryan D. Drant has decided not to stand for reelection in the 2006 Annual Meeting of Stockholders. Our Board has determined that each of the directors other than John B. Simpson, our Company’s Founder and Interim Chief Executive Officer is independent under the listing standards established by the rules of the Nasdaq Stock Market, Inc. (“Nasdaq”).

Committees of the Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. From time to time, our Board may also create various ad hoc committees for special purposes. The membership during the last fiscal year and the function of each of the committees are described below.

Name of Director	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
John B. Simpson	—		—		—
Ryan D. Drant	X		X		X
Jeffrey B. Child	X		X	(*)	—
Sanford Fitch	X	(*)	—		X
Tomoaki Hinohara	—		X		X
Myrtle S. Potter	—		—		—
Number of Meetings Held During the Last Fiscal Year	8		4		2

X = Committee member

* = Chairman of Committee

Audit Committee. The Audit Committee oversees our Company’s accounting and financial reporting processes and the audits of its financial statements. In this role, the Audit Committee monitors and oversees the integrity of the Company’s financial statements and related disclosures, the qualifications, independence, and performance of the Company’s independent auditor, the performance of our Company’s internal auditing function, and our Company’s compliance with applicable legal requirements and its business conduct policies. Our Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the Nasdaq rules and the independence requirements of the SEC. Our Board has determined that Sanford Fitch continues to qualify as an “audit committee financial expert,” as defined in SEC rules. The Audit Committee has a written charter, which was adopted by our Board in July 2004. The report of the Audit Committee appears beginning on page 14 of this proxy statement.

Compensation Committee. The Compensation Committee administers our Company’s equity compensation plans, determines the compensation for our Company’s executive officers, and recommends to our Board appropriate compensation for our President and Chief Executive Officer. The Compensation Committee has a written charter, which was adopted by our Board in July 2004. The report of the Compensation Committee appears beginning on page 15 of this proxy statement.

Nominating and Governance Committee. The Nominating and Governance Committee assists our Board in ensuring that it is properly constituted and conducts itself appropriately in carrying out its duties and meeting its fiduciary obligations, and that our Company has, and follows, appropriate corporate governance standards. Our Board has determined that each member of the Nominating and Governance Committee is independent as defined in the Nasdaq rules. The Committee is responsible for developing and recommending to our Board the governance principles applicable to our Company; overseeing the evaluation of our Board and management of our Company; recommending to our Board director nominees for each committee; and assisting our Board in identifying prospective director nominees and determining the director nominees for election at annual meetings of stockholders of our Company. Our Company does not pay any third party to identify, evaluate, or assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee has a written charter, which was adopted by our Board in July 2004.

Meetings Attended by Directors

The Board of Directors held nine meetings during 2005. The Audit Committee and the Compensation Committee held eight and four meetings, respectively, during 2005. The Nominating and Corporate Governance Committee held two meetings during 2005. During the last year, no incumbent director attended fewer than 75% of the meetings of the Board of Directors and its committees on which he or she served that were held during the period in which he or she was a director. The Company encourages, but does not require, members of our Board to attend the annual stockholders meeting. Five out of the six directors then in office attended the 2005 annual meeting of stockholders.

After our initial public offering in October 2004, the independent directors began having meetings following the regularly scheduled board meetings at which only they were present. The meetings of the independent directors typically will continue to take place in connection with the regularly scheduled meetings of the full Board. The independent directors may meet at such other times as they deem necessary or appropriate. The independent directors held three separate meetings during 2005.

Consideration of Director Nominees

Stockholder Nominations and Recommendations. As described above in the Question and Answer section of this proxy statement under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?,” our Bylaws set forth the procedure for the proper submission of stockholder nominations for membership on our Board. In addition, the Nominating and Corporate Governance Committee may consider properly submitted stockholder recommendations (as opposed to formal nominations) for candidates for membership on the Board. A stockholder may make such a recommendation by submitting the following information to our Secretary at 740 Bay Road, Redwood City, California 94063-2469: the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, professional and personal references, information regarding any relationships between the candidate and FoxHollow within the last three years and evidence of ownership of FoxHollow stock by the recommending stockholder.

Director Qualifications. Members of the Board should have the highest professional and personal ethics and values, and conduct themselves in a manner consistent with our Code of Business Conduct and Ethics. While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness, and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

Identifying and Evaluating Director Nominees. Typically new candidates for nomination to our Board are suggested by existing directors or by our executive officers, candidates may come to the attention of our Board through professional search firms, stockholders or other persons. The Committee shall carefully review the qualifications of any candidates who have been properly brought to its attention. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper. The Committee shall consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by stockholders are evaluated by the independent directors using the same criteria as other candidates.

Director Compensation

Our non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with attending board and committee meetings. We have in the past granted directors options to purchase our common stock pursuant to the terms of our 1997 Stock Plan, which has been replaced with our 2004 Equity Incentive Plan. Our 2004 Equity Incentive Plan provides for the automatic grant of options to our non-employee directors. Each non-employee director appointed to the Board will automatically receive an initial option to purchase 15,000 shares upon such appointment. At the first meeting of the Board following each annual meeting of our stockholders, each non-employee director who has been a director for at least six months automatically receives an option grant for 12,500 shares of our common stock except for the lead independent director who receives an option grant for 15,000 shares. All options granted under the automatic grant provisions have a term of 10 years and an exercise price equal to the fair market value on the date of grant. Each option to purchase 15,000 shares becomes exercisable as to one-third of the shares upon each one year anniversary of the vesting commencement date, provided the non-employee director remains a director on such dates. Each option to purchase 12,500 shares becomes 100% vested and fully exercisable as to all shares, one year from the date of grant, provided the non-employee director remains a director on such date. In addition, we paid to Sanford Fitch a retainer of $12,000 in 2005 for his services as a board member, a committee member and chairman of the Audit Committee. Beginning in the second quarter of 2006, we will pay each of our non-employee directors an annual retainer of $20,000 and an annual retainer of $12,000 for each of the chairpersons of our Compensation Committee and our Audit Committee and for our lead independent director, in consideration for their services provided in those respective roles.

Code of Business Conduct and Ethics

FoxHollow is committed to maintaining the highest standards of business conduct and ethics. We have adopted a Code of Business Conduct and Ethics (the “Code”) for our directors, officers (including our principal executive officer and principal financial officer) and employees. The Code reflects our values and the business practices and principles of behavior that support this commitment. The Code satisfies SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the Nasdaq listing standards requirement for a “code of conduct.” The Code is an Exhibit to our 2004 Annual Report on Form 10-K filed with the SEC on March 28, 2005 and is available on our Company’s website at www.foxhollowtech.com under “Company—Investor Relations—Corporate Governance.” We will post any amendment to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC or the Nasdaq, on our website.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee nor any executive officer of FoxHollow has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. No Compensation Committee member is an officer or employee of FoxHollow.

Certain Relationships and Related Party Transactions

We describe below transactions and series of similar transactions that have occurred since January 1, 2005 to which we were a party in which:

•	the amounts involved exceeded or will exceed $60,000; and

•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate families had or will have a direct or indirect material interest.

On January 18, 2006, Dr. Simpson signed an offer letter that sets forth his compensation as Interim Chief Executive Officer. Our Company will pay him a monthly salary of $25,000, compensation equivalent to that paid to Dr. Simpson under his consulting agreement dated May 21, 2004, which terminated upon Dr. Simpson assuming his new role as Interim Chief Executive Officer.

We also entered into an agreement with JBS Consulting, LLC (“JBS Consulting”) and an agreement with JBS Consulting and Dr. Simpson, both effective as of September 1, 2005, regarding the use of a private aircraft owned by JBS Consulting for company business related travel by our directors, officers and employees. Dr. Simpson is the president and managing officer of JBS Consulting. Pursuant to these agreements, JBS Consulting will be reimbursed for the cost of first class airfare for all flights in connection with company business related travel by Dr. Simpson and the cost of coach airfare for all flights in connection with company business related travel by other directors, officers, and employees.

Family Relationships

Douglas S. Rohlen, President of Strategic Operations, is the brother-in-law of Matthew B. Ferguson, our Chief Financial Officer, and the son-in-law of Dr. John B. Simpson, our Interim Chief Executive Officer. There are no other family relationships among any of our directors or executive officers.

Communications with the Board of Directors

Stockholders wishing to communicate with the Board or with an individual Board member concerning FoxHollow may do so by writing to the Board or to the particular Board member, and mailing the correspondence to Attn: Board of Directors, c/o Secretary, FoxHollow Technologies, Inc., 740 Bay Road, Redwood City, California 94063-2469. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

REPORT OF THE AUDIT COMMITTEE

The material in this section is not deemed filed with the SEC and is not incorporated by reference in any filing of our Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

The Audit Committee of the Board of Directors is comprised solely of independent directors (as defined by Nasdaq rules) all of whom were all appointed by the Board. The Audit Committee operates pursuant to a written charter which it reassesses on an annual basis. Under the Charter, the Audit Committee has authority to retain outside legal, accounting or other advisors as its deems necessary to carry out its duties and to require FoxHollow to pay for such expenditures. The purpose of the Audit Committee is to provide general oversight of FoxHollow’s financial reporting, integrity of financial statements, internal controls and internal audit functions.

The Audit Committee has responsibility for the appointment, compensation, retention and oversight of FoxHollow’s independent registered public accounting firm. The Audit Committee monitors FoxHollow’s external audit process, including auditor independence matters, the scope and fees related to audits, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of FoxHollow’s financial, accounting and internal controls over financial reporting. In addition, the Audit Committee generally oversees FoxHollow’s internal compliance programs. The function of the Audit Committee is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee members are not professional accountants or auditors.

The Audit Committee provides counsel, advice and direction to management and the independent registered public accounting firm on matters for which it is responsible based on the information it receives from management and the independent registered public accounting firm and the experience of its members in business, financial and accounting matters.

FoxHollow’s management is responsible for the preparation and integrity of its financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements for 2005 with FoxHollow’s management.

2. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

3. The Audit Committee has received written disclosures and a letter from the independent registered public accounting firm, PricewaterhouseCoopers LLP, required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”) and has discussed with PricewaterhouseCoopers LLP their independence.

4. Based on the review and discussion referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in FoxHollow’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

The foregoing report is provided by the undersigned members of the Audit Committee.

Sanford Fitch

Ryan D. Drant

Jeffrey B. Child

REPORT OF THE COMPENSATION COMMITTEE

The material in this section is not deemed filed with the SEC and is not incorporated by reference in any filing of our Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

The Compensation Committee of the Board is responsible for overseeing our compensation programs, which includes review and approval of base salaries for executive officers and administration of our incentive compensation programs. Our compensation programs are designed to provide a competitive level of total compensation and to link our performance and stockholder return to incentive and equity ownership programs.

Compensation Philosophy

Our overall executive compensation philosophy is as follows:

1)	Provide competitive levels of total compensation to attract and retain executives who are critical to our long-term success;

2)	Combine base salary, bonus and stock option awards to motivate all of our employees;

3)	Align the financial interest of executives and stockholders through equity-based plans; and

4)	Provide a total compensation program that recognizes individual roles, responsibilities and performance within our organization as compared to the success of the overall business.

Compensation Program

The Compensation Committee establishes and reviews general policies relating to compensation and benefits of our employees and is responsible for reviewing and recommending to the Board the specific compensation and benefits for our Chief Executive Officer, Chief Operating Officer, President of Strategic Operations and Chief Financial Officer and for establishing the general guidelines for compensation and benefits for each of our executive officers and directors. The Compensation Committee is also responsible for the administration of the 2004 Equity Incentive Plan, the 2004 Employee Stock Purchase Plan and the 1997 Stock Plan. The major components of executive compensation are base salary, potential cash bonus, and potential long-term compensation through stock options. The Compensation Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation. The determination as to whether these individual performance objectives and corporate performance targets have been met and the amount of the bonus to be paid to each individual executive officer will be made by the Compensation Committee.

Base Salary. In setting compensation levels for the Chief Executive Officer, Chief Operating Officer, President of Strategic Operations and Chief Financial Officer, and providing guidelines for other executive officers, the Compensation Committee reviews competitive information relating to compensation levels for comparable positions at medical device, biotech and other high technology companies. In addition, the Compensation Committee retains a compensation consulting firm to assist it in developing salary strategies and providing data on compensation levels at other relevant companies. Base salary compensation for individual officers may vary as a result of individual performance, salary relative to equity and critical nature of the position relative to our success.

Bonus. The Compensation Committee oversees the administration of bonus plans as adopted from time to time. In February 2006, the Compensation Committee met and approved a bonus plan for certain executive officers and approved a 2006 Bonus Plan (the “Bonus Plan”) that includes annual target bonus levels for these executive officers. Under the Bonus Plan, the target bonuses for the Chief Operating Officer, Chief Financial

Officer, and the President of Strategic Operations are based on the achievement of certain corporate performance targets tied to the Company’s revenue, net income excluding stock based compensation charges and clinical development. The target bonus amounts for each of these executive officers is $225,000. Target bonus payments are based on the achievement of 100% of corporate performance targets. The target bonus amounts for our Vice President of Clinical Affairs, Vice President of Quality and Regulatory Affairs and Vice President of Marketing is $75,000. The target bonus amount for our Vice President of Sales is $200,000. Target bonuses under the Bonus Plan for these vice presidents are based on i) certain individual performance objectives tailored to each executive officer’s role in the Company and (ii) certain corporate performance targets tied to the Company’s revenue, net income excluding stock based compensation charges and clinical development. Target bonus payments for these vice presidents are based on the achievement of 100% of both individual performance objectives and corporate performance targets. In the event our Company exceeds certain revenue and other performance criteria, a bonus will be capped at 125% of the individual’s target bonus. Payments under the Bonus Plan will be paid following the end of the 2006 calendar year based upon audited results of the financial statements.

Long-Term Incentives. The Compensation Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of our equity. Our 2004 Equity Incentive Plan provides for the issuance of stock options to our officers and employees to purchase shares of our common stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to our executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. FoxHollow also maintains a 2004 Employee Stock Purchase Plan that provides employees with the opportunity to purchase shares of our common stock.

2005 Compensation for the Former Chief Executive Officer

In determining an appropriate recommendation to the Board for Mr. Thomas’ salary for 2005, the Compensation Committee considered and also engaged a compensation consulting group to compare competitive compensation data for chief executive officers of similar companies within the medical device industry, taking into account their past experience, performance and knowledge. The Compensation Committee considered Mr. Thomas’ qualification, knowledge and experience and his individual performance at FoxHollow in establishing his 2005 compensation. For 2005, Mr. Thomas’ base salary was $300,000. The Chief Executive Officer performance-based cash bonus plan was based upon achievement of revenue and other performance criteria being met, as determined by the Compensation Committee. The total target awards under the Chief Executive Officer plan were weighted approximately 45% for the achievement of the Company performance goals. Mr. Thomas and the Company had achieved each of the targets and he received a cash performance bonus for 2005 of $352,875.

Director Compensation

The Compensation Committee is also responsible for reviewing and recommending the appropriate level of compensation for our directors. After a review of comparable medical device and biotech companies and following consideration of advice provided by the compensation consulting firm we retained, the Committee established the compensation for each director, the chairperson of our committees and the lead independent director.

Section 162(m) of the Internal Revenue Code Limitations on Executive Compensation

Section 162(m) of the United States Internal Revenue Code of 1986, as amended may limit our ability to deduct for United States federal income tax purposes compensation paid to either our Chief Executive Officer or to any of our four other highest paid executive officers in any one fiscal year that is, for each such person, in excess of $1,000,000. None of our executive officers received any such compensation in excess of this limit during fiscal year 2005. Grants under the 2004 Equity Incentive Plan are not subject to the deduction limitation, including the option grant limitations described below.

In order to preserve our ability to deduct the compensation income associated with options granted to such executive officers pursuant to Section 162(m) of the Code, our 2004 Equity Incentive Plan provides that no optionee may be granted option(s) to purchase more than 1,750,000 shares of our common stock in any one fiscal year; provided that in connection with an optionee’s initial service, an optionee may be granted an option to purchase up to 2,500,000 shares of our common stock.

The foregoing report is provided by the undersigned members of the Compensation Committee.

Ryan D. Drant

Jeffrey B. Child

Tomoaki Hinohara, M.D.

PROPOSAL ONE—ELECTION OF DIRECTOR

Classes of the Board of Directors

Our Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms. Our Board currently consists of six directors, divided among the three classes as follows: one Class I director, Dr. Tomoaki Hinohara whose term will expire in 2008; two Class II directors, Ryan D. Drant and Jeffrey B. Child, whose terms will expire at our Annual Meeting of Stockholders to be held in 2006; and three Class III directors, Dr. John B. Simpson, Sanford Fitch, and Myrtle S. Potter whose terms expire at our Annual Meeting of Stockholders to be held in 2007. Under our Amended and Restated Certificate of Incorporation and Bylaws, there is currently one vacancy for a Class I director.

The names of the each member of the Board, the class in which they serve, their ages as of April 1, 2006, principal occupation and length of service on the Board are as follows:

Name	Term Expires	Age	Position	Director Since
Class I Directors
Tomoaki Hinohara, M.D. (1)(3)	2008	55	Director of Cardiac Catherization Laboratory, Sequoia Hospital	1997
Class II Directors
Ryan D. Drant (1)(2) (3)	2006	35	General Partner, New Enterprise Associates	1998
Jeffrey B. Child (1)(2)	2006	46	Chief Financial Officer of a Family Office of an Unaffiliated Third Party	2005
Class III Directors
John B. Simpson, M.D.	2007	62	Founder, Interim Chief Executive Officer	1996
Sanford Fitch (2)(3)	2007	65	Former Vice President of Finance and Chief Financial Officer at Alvesta	2004
Myrtle S. Potter	2007	47	Former President, Commercial Operations, Genentech, Inc.	2005

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of Nominating and Governance Committee

Director Nominee

The Board and the Nominating and Governance Committee has nominated Jeffrey B. Child for re-election as Class II director. Ryan D. Drant has decided not to stand for re-election.

Jeffrey B. Child has served as a member of our Board since June 2005. Since July 2004, Mr. Child has served as the Chief Financial Officer of a family office of an unaffiliated third party. From February 1999 through June 2003, Mr. Child served as a Managing Director, U.S. Equity Capital Markets at Banc of America Securities LLC. Prior to that time, he served as a Managing Director in the Healthcare Group at Banc of America Securities. Mr. Child currently serves on the board of directors of AMERIGROUP Corporation, a multi-state managed healthcare company. Mr. Child holds a B.S. in Chemical Engineering from the University of California at Davis and an M.B.A. from the University of Pennsylvania.

If elected, Mr. Child will hold office as a Class II director until our Annual Meeting of Stockholders to be held in 2009, and until his respective successor is elected and qualified or until his earlier death, resignation or removal.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEE FOR CLASS II DIRECTOR LISTED ABOVE.

Directors Whose Terms Extend Beyond the 2006 Annual Meeting

Sanford Fitch has served as a member of our Board since May 2004. From March 2001 to December 2002, Mr. Fitch served as Vice President of Finance and Chief Financial Officer at Alvesta, a fiber optic component manufacturing company. From March 2000 to December 2000, Mr. Fitch served as Senior Vice President of Finance and Chief Financial Officer at Cruel World, an Internet-based recruiting company. From 1994 to 1998, Mr. Fitch served as Senior Vice President of Finance and Operations and Chief Financial Officer at Conceptus, a manufacturer of contraceptive medical devices. From 1991 to 1994, Mr. Fitch served as Vice President of Finance and Administration and Chief Financial Officer at SanDisk, a manufacturer of flash memory products. Mr. Fitch currently serves on the board of IRIDEX, a manufacturer of medical laser systems. Mr. Fitch holds a B.S. in Chemistry and an M.B.A. from Stanford University.

John B. Simpson, Ph.D., M.D. founded our Company in September 1996 and has served as our Interim Chief Executive Officer since January 2006. Dr. Simpson has served as a member of our Board since September 1996. From May 2004 to December 2005, Dr. Simpson also served as a consultant to our Company and from October 1996 to July 1997, Dr. Simpson served as our President. Since March 2000, Dr. Simpson has served in various positions at De Novo Ventures, a venture capital fund, including Managing Director and Clinical Director. Since 1983, Dr. Simpson has been a Partner at Cardiovascular Medicine and Coronary Interventions, a cardiology physician group. Prior to founding our Company, Dr. Simpson founded several other interventional cardiology companies, including Perclose, a manufacturer of femoral artery access site closure devices, Devices for Vascular Intervention, a manufacturer of atherectomy devices, and Advanced Cardiovascular Systems, a manufacturer of balloon angioplasty devices. Dr. Simpson is a Professor of Clinical Medicine at Stanford University. Dr. Simpson holds a B.S. in Agriculture from Ohio State University, an M.D. from the Duke University School of Medicine and an M.S. and a Ph.D. in Biomedical Science from the University of Texas.

Tomoaki Hinohara, M.D. has served as a member of our Board since March 1997. Since July 1988, Dr. Hinohara has been a partner at Cardiovascular Medicine and Coronary Interventions. Since 1992, Dr. Hinohara has been the Director of the Cardiac Catherization Laboratory at Sequoia Hospital. Dr. Hinohara holds an M.D. from Keio University.

Myrtle S. Potter has served as a member of our Board since November 2005. Since August 2005, Ms. Potter has been a consultant with Myrtle Potter Consulting. From May 2000 to August 2005, Ms. Potter held senior management positions at Genentech, a biotechnology company, including President and Executive Vice President of Commercial Operations and Chief Operating Officer. Prior to joining Genentech, Ms. Potter held the positions of President of U.S. Cardiovascular/Metabolics from November 1998 to May 2000, Senior Vice President of Sales, U.S. Cardiovascular/Metabolics from March 1998 to October 1998, Group Vice President of Worldwide Medicines Group from February 1997 to February 1998 and Vice President of Strategy and Economics, U.S. Pharmaceutical Group from April 1996 to January 1997 at Bristol-Myers Squibb, a pharmaceutical company. Previously, Ms. Potter held the position of Vice President of the Northeast Region Business Group at Merck & Co, a pharmaceutical company, from October 1993 to March 1996. Ms. Potter serves on the board of directors of Amazon.com, an online shopping company. Ms. Potter holds a B.A. in Political Science from the University of Chicago.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCooopers LLP as the independent registered public accounting firm to perform the audit of our Company’s financial statements for the fiscal year ending December 31, 2006. PricewaterhouseCoopers audited our Company’s financial statements for 2005 and 2004. PricewaterhouseCoopers is an independent registered public accounting firm.

The Board is asking the stockholders to ratify the selection of PricewaterhouseCoopers as our Company’s independent auditor for 2006. Although not required by law, the rules of Nasdaq, or our Company’s Bylaws, the Board is submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

Representatives of PricewaterhouseCoopers are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from our Company’s stockholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS AS OUR COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.

Audit and Non-Audit Services

The Audit Committee is directly responsible for the appointment, compensation, and oversight of our Company’s independent registered public accounting firm. In addition to retaining PricewaterhouseCoopers to audit our Company’s financial statements for 2005, the Audit Committee retained PricewaterhouseCoopers to provide other auditing and advisory services in 2005. The Audit Committee understands the need for PricewaterhouseCoopers to maintain objectivity and independence in its audits of our Company’s financial statements. As a result, the Audit Committee recommended and the Board approved the use of another independent registered public accounting firm for certain tax services going forward. The Audit Committee has reviewed all non-audit services provided by PricewaterhouseCoopers in 2005 and has concluded that the provision of such services was compatible with maintaining PricewaterhouseCoopers’ independence in the conduct of its auditing functions.

To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for our Company by the independent registered public accounting firm. Pursuant to this policy, all audit and non-audit services to be performed by the independent auditor must be approved in advance by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.

The aggregate fees billed by PricewaterhouseCoopers for audit and non-audit services provided to our Company in 2005 and 2004 were as follows:

Service Category	2005	2004
Audit Fees	$442,955	$792,400
Audit-Related Fees	—	—
Tax Services Fees	24,900	15,000
All Other Fees	18,500	—

Total	$486,355	$807,400

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in our 2005 Annual Report on Form 10-K filed with the SEC on March 7, 2006, as amended on March 10, 2006, and for services that are normally provided by the accountant in connection with other statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax services fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

All of the services provided by PricewaterhouseCoopers described in the table above were approved by the Audit Committee.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers and Senior Management

Set forth below is certain information concerning the executive officers and other senior management of the Company as of April 1, 2006.

Name	Age	Position
John B. Simpson	62	Founder, Interim Chief Executive Officer and Director
Matthew B. Ferguson	38	Chief Financial Officer
Ronald T. Steckel	53	Chief Operating Officer
Douglas S. Rohlen	38	President of Strategic Operations
Suzon D. Lommel	48	Vice President of Quality and Regulatory Affairs
Richard J. Zimmer	43	Vice President of Sales
Angela B. Soito	38	Vice President of Clinical Affairs
Leslie L. Trigg	35	Vice President of Marketing

John B. Simpson, Ph.D., M.D. founded our Company in September 1996 and has served as our Interim Chief Executive Officer since January 2006. Dr. Simpson has served as a member of our Board since September 1996. From May 2004 to December 2005, Dr. Simpson also served as a consultant to our Company and from October 1996 to July 1997, Dr. Simpson served as our President. Since March 2000, Dr. Simpson has served in various positions at De Novo Ventures, a venture capital fund, including Managing Director and Clinical Director. Since 1983, Dr. Simpson has been a Partner at Cardiovascular Medicine and Coronary Interventions, a cardiology physician group. Prior to founding our Company, Dr. Simpson founded several other interventional cardiology companies, including Perclose, a manufacturer of femoral artery access site closure devices, Devices for Vascular Intervention, a manufacturer of atherectomy devices, and Advanced Cardiovascular Systems, a manufacturer of balloon angioplasty devices. Dr. Simpson is a Professor of Clinical Medicine at Stanford University. Dr. Simpson holds a B.S. in Agriculture from Ohio State University, an M.D. from the Duke University School of Medicine and an M.S. and a Ph.D. in Biomedical Science from the University of Texas.

Matthew B. Ferguson has served as our Chief Financial Officer since January 2004. From July 2002 to January 2004, Mr. Ferguson served as our Vice President of Finance and Business Development. From February 1998 to January 2002, Mr. Ferguson held several positions at ChannelPoint, a developer of e-commerce software for the insurance industry, including Director of Finance, Director of Corporate Development and Director of Sales Operations. Mr. Ferguson holds a B.S. in Civil Engineering from Stanford University, an M.S. in Mechanical Engineering from the University of Pennsylvania and an M.B.A. from the University of California at Berkeley.

Ronald T. Steckel has served as our Chief Operating Officer since January 2006. From July 2004 to December 2005, Mr. Steckel served as our Senior Vice President of Operations and Research and Development. From March 2003 to January 2004, Mr. Steckel served as the Vice President of Operations at Bacchus Vascular, a manufacturer of catheter-based products. From June 1998 to September 2002, Mr. Steckel held several positions at RITA Medical Systems, a manufacturer of tumor ablation devices, including Vice President of Operations and Senior Vice President of Operations. Mr. Steckel holds a B.S. in Biology from Blackburn University and an M.B.A. from Lake Forest College.

Douglas S. Rohlen has served as our President of Strategic Operations since January 2006. From May 2004 to December 2005, Mr. Rohlen served as our Vice President of Corporate Development and Investor Relations and as our Director of Business Development. From 2001 to 2004, Mr. Rohlen served as President and Chief Executive Officer of Olive Hill Development, a land development company. From 2000 to 2001, Mr. Rohlen served as a project consultant at Massachusetts General Hospital. From 1999 to 2000, Mr. Rohlen held the position of Director of Business Development at LuMend Corporation, a privately-held company that develops chronic total occlusion products in the treatment of peripheral vascular disease which was recently acquired by Cordis Corporation. In 1999, Mr. Rohlen served as Entrepreneur in Residence at Alta Partners, a venture capital firm. Mr. Rohlen holds a B.A. in History from Stanford University and an M.B.A. from Harvard Business School.

Suzon D. Lommel has served as our Vice President of Quality and Regulatory Affairs since November 2002. From June 2001 to October 2002, Ms. Lommel served as our Director of Quality and Regulatory Affairs. From March 2000 to June 2001, Ms. Lommel served as the Director of Regulatory and Clinical Affairs/Quality Assurance at Advanced Stent Technology, a manufacturer of stents. From February 1996 to March 2000, Ms. Lommel held several positions at Boston Scientific, a developer of medical devices, including Senior Quality Engineer, Manager of Compliance and International Regulatory Affairs and Director of Quality Assurance and Regulatory Affairs. Ms. Lommel holds an Associate Degree in Physics from Moorpark College.

Richard J. Zimmer has served as our Vice President of Sales since January 2006. From October 2003 to December 2005, Mr. Zimmer held several positions with our Company including District Sales Manager, National Training Manager, Regional Sales Manager, Sales Director of Biologics Division, and Director of Sales. From November 2002 to September 2003, Mr. Zimmer held sales, sales management, and sales training positions with EV-3, a multi-specialty medical device company. From October 2001 to October 2002, Mr. Zimmer held sales and sales management positions and focused on integration of the Intra-Therapeutics product line with Sulzer Medica, a maker of orthopedics devices. From April 1989 to October 2001, Mr. Zimmer held sales, sales training, and market development positions at Intra-Therapeutics, a peripheral stent company, and Mallinckrodt Medical, a multi-specialty imaging medical device company. Mr. Zimmer holds a B.A. in Government from Southeastern Louisiana University.

Angela B. Soito has served as our Vice President of Clinical Affairs since January 2003. From May 2002 to December 2002, Ms. Soito provided consulting services to our Company regarding clinical affairs. From August 1998 to January 2002, Ms. Soito held several positions at Pro•Duct Health, a manufacturer of medical products for early breast cancer detection, including Manager and Director and Vice President of Regulatory Affairs and Quality Assurance. Ms. Soito holds a B.S. in Biochemistry from the University of California at Davis and a J.D. from John F. Kennedy University.

Leslie L. Trigg has served as our Vice President of Marketing since April 2004. From March 2003 to March 2004, Ms. Trigg provided consulting services to our Company regarding marketing matters. From December 2001 to September 2002, Ms. Trigg served as a Business Unit Director at Cytyc, a manufacturer of devices for use in medical diagnostic applications in the field of women’s health. From July 2000 to November 2001, Ms. Trigg served as the Director of Market Development at Pro•Duct Health. From June 1998 to July 2000, Ms. Trigg served as Senior Global Product Manager at Guidant, a manufacturer of medical devices. Ms. Trigg holds a B.S. in Communication Studies from Northwestern University and an M.B.A. from the University of California at Berkeley.

Executive Compensation

The following table sets forth summary compensation information for 2005, 2004 and 2003 for our Company’s Interim Chief Executive Officer, former Chief Executive Officer and each of the four other most highly compensated executive officers of our Company who were serving in such capacities as of December 31, 2005. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of 10% of their total annual compensation.

SUMMARY COMPENSATION TABLE

	Year	Annual Compensation			Long Term Compensation Awards
					Securities Underlying Options (#)	All Other Compensation ($)
Name and Position		Salary ($)		Bonus ($)
John B. Simpson	2005	300,000	(1)	—	—	—
Interim Chief Executive Officer	2004	183,333	(2)	—	—	—
	2003	—		—	175,000	—

Robert W. Thomas Former President and Chief Executive Officer (3)	2005 2004 2003	300,000 275,000 263,077		352,875 250,000 —	35,000 499,571 425,000	— — —

Matthew B. Ferguson Chief Financial Officer	2005 2004 2003	201,623 194,400 186,932		120,625 125,000 —	30,000 102,414 87,500	— — —

Douglas S Rohlen	2005	165,625		200,000	125,000	—
President of Strategic Operations	2004	100,000	(4)	—	18,750	—

David L. Martin Former Chief Operating Officer (5)	2005 2004 2003	225,000 175,000 163,782		292,000 265,000 60,000	10,000 257,987 247,500	— — —

William H. Hoffman	2005	200,000		—	10,000	259,246	(7)
Former Vice President of Sales (6)	2004	150,000		78,000	129,548	306,784	(7)
	2003	46,600		—	62,500	48,800	(7)

(1)	Consists of consulting fees paid to Dr. Simpson.
(2)	Dr. Simpson’s consulting arrangement with us began on May 21, 2004 at an annual rate of $300,000.
(3)	Mr. Thomas’ employment ended in January 2006.
(4)	Mr. Rohlen’s employment began in May 2004 at an annual salary of $150,000.
(5)	Mr. Martin’s employment began in January 2003 at an annual salary of $175,000. Mr. Martin’s employment ended in February 2006.
(6)	Mr. Hoffman’s employment began in July 2003 at an annual salary of $100,000. Mr. Hoffman’s employment ended in February 2006.
(7)	Consists of sales commissions.

Option Grants in 2005

The table below sets forth information concerning the stock options grants in 2005 to the executive officers named in the Summary Compensation Table and the potential realizable value of such stock options at assumed annual rates of stock price appreciation for the ten-year terms thereof.

	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/SH)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
					5%	10%
John B. Simpson	—	—	—	—	—	—
Robert W. Thomas	35,000	2.7%	$28.20	1/31/15	$620,719	$1,573,024
Matthew B. Ferguson	30,000	2.3%	28.20	1/31/15	532,045	1,348,306
Douglas S. Rohlen	125,000	9.8%	28.20	1/31/15	2,216,854	5,617,942
David L. Martin (2)	10,000	0.8%	28.20	1/31/15	177,348	449,435
William H. Hoffman (3)	10,000	0.8%	28.20	1/31/15	177,348	449,435

(1)	These options vest at a rate of 25% of the shares after one year from January 1, 2005 and 1/48th per month thereafter, subject to acceleration of vesting upon a change in control.
(2)	The shares underlying the unvested portion of this option as of Mr. Martin’s last day of employment were returned to our 2004 Equity Incentive Plan and are no longer exercisable by Mr. Martin.
(3)	The shares underlying the unvested portion of this option as of Mr. Hoffman’s last day of employment were returned to our 2004 Equity Incentive Plan and are no longer exercisable by Mr. Hoffman.

Stock Option Exercises and Values for 2005

The table below sets forth information concerning the number of stock options exercised in 2005 and the value realized upon their exercise by the executive officers named in the Summary Compensation Table and the number and value of their unexercised stock options at December 31, 2005.

	Shares Acquired Upon Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005 (#)		Value of Unexercised In-the-Money Options at December 31, 2005 ($) (1)
			Vested	Unvested	Vested	Unvested
John B. Simpson	—	—	—	—	—	—
Robert W. Thomas	28,700	1,299,007	489,322	410,299	$14,233,819	$11,115,712
Matthew B. Ferguson	—	—	—	30,000	—	47,700
Douglas S. Rohlen	—	—	—	125,000	—	198,750
David L. Martin (2)	193,000	8,800,010	66,086	211,401	1,947,554	5,951,187
William H. Hoffman (3)	21,900	913,192	64,500	115,648	1,770,741	2,897,084

(1)	The fair market value of a share of our common stock at the close of business on December 31, 2005, was $29.79.
(2)	All shares underlying unvested options held by Mr. Martin on his last day of employment were returned to our 2004 Equity Incentive Plan and are no longer exercisable by Mr. Martin.
(3)	All shares underlying unvested options held by Mr. Hoffman on his last day of employment were returned to our 2004 Equity Incentive Plan and are no longer exercisable by Mr. Hoffman.

Change in Control Arrangements

Employment at our Company is at will. We have entered into agreements with each of our employees at the level of vice president or above under which the vesting of options granted to these employees will accelerate upon a change in control. Under these agreements, on a change in control, these employees will immediately vest in 50% of the unvested shares underlying options then held by them, and in 50% of shares previously purchased by these employees that we are then entitled to repurchase. In addition, the shares underlying options held by these employees that remain subject to vesting will vest fully over the 12 months following a change in control, and our right to repurchase any shares previously purchased by the employee will lapse over 12 months following a change in control, so long as the employee continues to be employed by us or any successor entity, at a rate of one-twelfth of the shares subject to vesting or to our right to repurchase per month.

Under these agreements, a covered employee that is terminated without cause within 12 months of a change in control, will, in most circumstances, be eligible for a severance package under which: (i) all options held by the employee will become fully vested and any right we may have to repurchase any shares held by the employee will lapse, (ii) the employee will be paid an amount equal to the employee’s base salary for 12 months, if the employee is our Chief Executive Officer, Chief Operating Officer, President of Strategic Operations or Chief Financial Officer, or otherwise six months, and (iii) certain health coverage and benefits for that employee will be reimbursed for up to six months.

Separation Agreement

On January 3, 2006, we entered into a Separation Agreement and Release (the “Separation Agreement”) with Robert W. Thomas, our former President and Chief Executive Officer. The terms of the Separation Agreement were disclosed on, and filed as an exhibit to, our Current Report on Form 8-K filed with the SEC on January 9, 2006 the contents of which are incorporated by reference herein.

Equity Compensation Plan Information

The following table provides certain information with respect to the Company’s equity compensation plans in effect as of December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (1)
Equity compensation plans approved by stockholders:	4,055,484	$12.41	322,641
Equity compensation plans not approved by security holders	—	—	—

Total	4,055,484	$12.41	322,641

(1)	On January 1, 2006, the number of shares available for issuance was automatically increased by 1,693,132 shares.

STOCK PERFORMANCE GRAPH

The material in this section is not deemed filed with the SEC and is not incorporated by reference in any filing of our Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return of the Nasdaq Market, U.S. Index and the Nasdaq Medical Equipment Index for the period beginning on October 28, 2004, our first day of trading after our initial public offering, and ending on December 31, 2005.

OTHER MATTERS

We are not aware of any other business to be presented at the meeting. As of the date of this proxy statement, no stockholder had advised us of the intent to present any business at the meeting. Accordingly, the only business that our Board intends to present at the meeting is as set forth in this proxy statement.

If any other matter or matters are properly brought before the meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

/s/ John B. Simpson
John B. Simpson
Interim Chief Executive Officer

Redwood City, California

May 22, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FOXHOLLOW TECHNOLOGIES, INC.

2006 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of FoxHollow Technologies, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated May 22, 2006 and hereby appoints Sanford Fitch and Matthew B. Ferguson, each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2006 Annual Meeting of Stockholders of FoxHollow Technologies, Inc. to be held on June 28, 2006 at 9:00 a.m., local time, at FoxHollow’s offices located at 740 Bay Road, Redwood City, California 94063-2469, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

SEE REVERSE SIDE

FOLD AND DETACH HERE

						Please Mark your votes as indicated		☒

1.	Election of Director	FOR ☐	AGAINST ☐	2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of our Company for the fiscal year ending December 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐

CLASS II NOMINEE:

	JEFFREY B. CHILD

THE STOCKHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY STRIKING OUT THE INDIVIDUAL’S NAME ABOVE				THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS II DIRECTOR; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

				PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAME OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

				PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

SIGNATURE(S)	SIGNATURE(S)	Date:	, 2006

NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

FOLD AND DETACH HERE

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